UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Atlantic Power Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Atlantic Power Announces Commencement of Noteholder Solicitation

Also Announces Mailing of Circular for Convertible Debentureholder Meeting

DEDHAM, Mass., February 24, 2021 – Atlantic Power Corporation (NYSE: AT) (TSX: ATP) (“Atlantic Power”) and its indirect, wholly-owned subsidiary, Atlantic Power Limited Partnership (“APLP”), today announced the commencement of a consent solicitation process (the “Consent Solicitation”) with respect to certain proposed amendments (the “Proposed Amendments”) to the trust indenture (the “Indenture”) governing the 5.95% Medium Term Notes due June 23, 2036 (the “Notes”) of APLP, upon and subject to the conditions set forth in the consent solicitation statement dated February 24, 2021 (as it may be amended or supplemented from time to time, the “Solicitation Statement”).

APLP is soliciting consents to the Proposed Amendments from holders of Notes of record as of 5:00 p.m. (Toronto time) on January 18, 2021. The Consent Solicitation will expire at 5:00 p.m. (Toronto time) on March 16, 2021 (such time and date, as it may be extended, the “Expiration Time”) unless earlier terminated by APLP. APLP may, in its sole discretion, terminate, extend or amend the Consent Solicitation at any time.

APLP is seeking consents to the Proposed Amendments in connection with the previously announced transaction involving Atlantic Power, APLP, Atlantic Power Preferred Equity Ltd. (“APPEL”), and Tidal Power Holdings Limited and Tidal Power Aggregator, L.P., each an affiliate of infrastructure funds managed by I Squared Capital Advisors (US) LLC, pursuant to which, among other things, Tidal Power Holdings Limited will acquire all of the issued and outstanding common shares in the capital of Atlantic Power for US$3.03 in cash per common share and all of the issued and outstanding preferred shares in the capital of APPEL will be transferred to APPEL for C$22.00 in cash per preferred share (the “Transaction”).

The Proposed Amendments would, among other things, result in an amendment to the Indenture to include a mandatory redemption obligation on the part of APLP, conditional on closing of the Transaction, to redeem all of the outstanding Notes for consideration equal to 106.071% of the principal amount of Notes outstanding, plus the payment of accrued and unpaid interest thereon up to, but excluding, the closing date of the Transaction.

Subject to the terms and conditions set forth in the Solicitation Statement, and conditional on the closing of the Transaction, APLP will pay holders who validly deliver their consents prior to the Expiration Time a consent fee equal to 0.25% of the aggregate principal amount of Notes in respect of which a consent has been delivered prior to the Expiration Time.

The effectiveness of the Proposed Amendments is subject to certain conditions, including the receipt of valid consents of holders of not less than two-thirds (66⅔%) of the principal amount of the Notes outstanding (the “Requisite Consent”), as well as the satisfaction or, where applicable, waiver of all the conditions to the completion of the Transaction (excluding conditions that, by their terms, cannot be satisfied until the closing date of the Transaction), which conditions are more fully described in the Solicitation Statement (the “Transaction Condition”). Assuming the Requisite Consent threshold is met and the Transaction Condition is satisfied, APLP and the trustee under the Indenture intend to execute a supplemental indenture giving effect to the Proposed Amendments as close as reasonably practicable prior to the closing of the Transaction.

Atlantic Power and APLP have entered into a support agreement with a fund manager representing approximately 66% of the principal amount of Notes outstanding pursuant to which such fund manager has agreed to consent to the Proposed Amendments. As a result, if other holders of approximately two-thirds (⅔) of one percent (1%) of the outstanding principal amount of Notes consent to the Proposed Amendments, the Requisite Consent threshold will have been met.

Beneficial owners of an interest in the Notes whose Notes are held through a broker, dealer, commercial bank, trust company or other nominee should note that their nominee may establish a deadline earlier than the Expiration Time by which instructions must be received by them in relation to the Consent Solicitation and, accordingly, such beneficial owners are urged to contact their nominees as soon as possible to learn of any deadlines established by their nominees in relation to the Consent Solicitation.

In addition, Atlantic Power today announced that it previously filed and mailed a management information circular and related materials in connection with the meeting of holders (“Debentureholders”) of its 6.00% Series E convertible unsecured subordinated debentures due January 31, 2025 to be held virtually on March 18, 2021 at 10:00 a.m. (Toronto time) (the “Debentureholder Meeting”). At the Debentureholder Meeting, Debentureholders will be asked to consider and, if deemed advisable, to pass an extraordinary resolution authorizing certain amendments to the trust indenture governing the convertible debentures to provide for a mandatory conversion of the convertible debentures immediately prior to the closing of the Transaction based on the conversion ratio in effect at such time (including the “make whole premium shares” issuable under the terms of the trust indenture governing the convertible debentures following a cash change of control). Debentureholders will receive US$3.03 per common share held following the conversion of the convertible debentures (including the “make whole premium shares”), plus accrued and unpaid interest on the convertible debentures up to, but excluding, the closing date of the Transaction. The deadline for receiving proxy or voting instructions in connection with the Debentureholder Meeting is 10:00 a.m. (Toronto time) on March 16, 2021. Debentureholders are urged to read the materials for the Debentureholder Meeting for additional details.

Atlantic Power and APLP have retained RBC Dominion Securities Inc. as solicitation agent and BNY Trust Company of Canada as tabulation agent in connection with the Consent Solicitation. Questions concerning the Consent Solicitation should be directed to RBC Dominion Securities Inc. by telephone at 416-842-6311 or 1-877-381-2099 (toll-free) or by email at liability.management@rbccm.com.

RBC Dominion Securities Inc. and Kingsdale Advisors have been retained as joint solicitation agents in connection with the Debentureholder Meeting. Questions concerning the Debentureholder meeting should be directed to RBC Dominion Securities Inc., by telephone at 1-877-381-2099 (toll-free) or by email at liability.management@rbccm.com, or to Kingsdale Advisors by telephone at 1-866-229-8263 (toll free in North America) or 416-867-2272 (collect outside North America), by facsimile at 1-866-545-5580 or by email at contactus@kingsdaleadvisors.com.

About Atlantic Power and APLP

Atlantic Power is an independent power producer that owns power generation assets in eleven states in the United States and two provinces in Canada. Atlantic Power’s generation projects sell electricity and steam to investment-grade utilities and other creditworthy large customers predominantly under long term power purchase agreements that have expiration dates ranging from 2021 to 2043. Atlantic Power seeks to minimize its exposure to commodity prices through provisions in the contracts, fuel supply agreements and hedging arrangements. The projects are diversified by geography, fuel type, technology, dispatch profile and offtaker (customer). Approximately 75% of the projects in operation are 100% owned and directly operated and maintained by Atlantic Power. Atlantic Power has expertise in operating most fuel types, including gas, hydro, and biomass, and it owns a 40% interest in one coal project.

APLP is an indirect, wholly-owned subsidiary of Atlantic Power and is the issuer of the Notes.

Atlantic Power’s shares trade on the NYSE under the symbol AT and on the TSX under the symbol ATP. For more information, please visit Atlantic Power’s website at www.atlanticpower.com.

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Copies of Atlantic Power’s financial data and other publicly filed documents are available on SEDAR at www.sedar.com or on EDGAR at www.sec.gov/edgar.shtml under “Atlantic Power Corporation” or on Atlantic Power’s website.

Cautionary Note Regarding Forward-Looking Statements

To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and under Canadian securities law (collectively, “forward-looking statements”).

Certain statements in this news release may constitute forward-looking statements, which reflect the expectations of Atlantic Power’s management regarding the future growth, results of operations, performance and business prospects and opportunities of Atlantic Power and its projects and the Transaction. These statements, which are based on certain assumptions and describe Atlantic Power’s future plans, strategies and expectations, can generally be identified by the use of the words “plans”, “expects”, “does not expect”, “is expected”, “budget”, “estimates”, “forecasts”, “targets”, “intends”, “anticipates” or “does not anticipate”, “believes”, “outlook”, “objective”, or “continue”, or equivalents or variations, including negative variations, of such words and phrases, or state that certain actions, events or results, “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved. Examples of such statements in this news release include, but are not limited to, statements with respect to the anticipated timing of the Debentureholder Meeting and the anticipated timing or effectiveness of the Proposed Amendments, which are conditional on the satisfaction or, where applicable, waiver of all the conditions to the completion of the Transaction (excluding conditions that, by their terms, cannot be satisfied until the closing date of the Transaction).

Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved. Risks and uncertainties inherent in the nature of the Transaction include, without limitation, the failure of the parties to obtain necessary securityholder, regulatory and court approvals, obtain third-party consents, or to otherwise satisfy the conditions to the completion of the Transaction, in a timely manner, or at all, failure to realize the expected benefits of the Transaction and general economic conditions. Failure to so obtain required approvals or consents, or the failure of the parties to otherwise satisfy the conditions to or complete the Transaction, may result in the Transaction or the Proposed Amendments not being completed on the proposed terms, or at all. Please also refer to the factors discussed under “Risk Factors” and “Forward-Looking Information” in Atlantic Power’s periodic reports as filed with the SEC from time to time for a detailed discussion of the risks and uncertainties affecting Atlantic Power. The anticipated dates provided may change for a number of reasons, including unforeseen delays in preparing securityholder meeting or consent solicitation materials, the inability to secure necessary securityholder, regulatory, court or other third-party approvals or consents in the time assumed, delays resulting from the impact of the COVID-19 pandemic, or the need for additional time to satisfy the other conditions to the completion of the Transaction. Although the forward-looking statements contained in this news release are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. These forward-looking statements are made as of the date of this news release and, except as expressly required by applicable law, Atlantic Power assumes no obligation to update or revise them to reflect new events or circumstances.

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Additional Information about the Transaction and Where to Find It

This news release is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. This news release is being made in respect of the Transaction involving Atlantic Power, APLP, APPEL, Tidal Power Holdings Limited and Tidal Power Aggregator, L.P. pursuant to the terms of the arrangement agreement dated January 14, 2021 by and among Atlantic Power, APLP, APPEL, Tidal Power Holdings Limited and Tidal Power Aggregator, L.P. (the “Arrangement Agreement”) and may be deemed to be soliciting material relating to the Transaction. In connection with the Transaction, Atlantic Power will file a management information circular and proxy statement relating to a special meeting of its common shareholders with the SEC and Canadian Securities Administrators. Additionally, Atlantic Power will file other relevant materials in connection with the Arrangement Agreement with the SEC. Securityholders of Atlantic Power are urged to read the management information circular and proxy statement regarding the Transaction and any other relevant materials carefully in their entirety when they become available before making any voting or investment decision with respect to the Transaction because they will contain important information about the Transaction and the parties to the Arrangement Agreement. The definitive management information circular and proxy statement will be mailed to Atlantic Power’s common shareholders. Securityholders of Atlantic Power will be able to obtain a copy of the management information circular and proxy statement, and the filings with the SEC and Canadian Securities Administrators that will be incorporated by reference into the proxy statement as well as other filings containing information about the Transaction and the parties to the Arrangement Agreement made by Atlantic Power with the SEC and Canadian Securities Administrators free of charge on EDGAR at www.sec.gov, on SEDAR at www.sedar.com, or on Atlantic Power’s website at www.atlanticpower.com. Information contained on, or that may be accessed through, the websites referenced in this communication is not incorporated into and does not constitute a part of this news release. We have included these website addresses only as inactive textual references and do not intend them to be active links.

Participants in the Solicitation

Atlantic Power and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Atlantic Power’s common shares in respect of the Transaction. Information about Atlantic Power’s directors and executive officers is set forth in the proxy statement and proxy circular for Atlantic Power’s 2020 Annual General Meeting of Shareholders, which was filed with the SEC and Canadian Securities Administrators on April 28, 2020. Investors may obtain additional information regarding the interest of such participants by reading the management information circular and proxy statement regarding the Transaction when it becomes available.

Contacts:

For Atlantic Power
Atlantic Power Corporation
Investor Relations
+1 (617) 977-2700
info@atlanticpower.com

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